UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2011

EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

(d) This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by EMCOR Group, Inc. (the “Company”) with the Securities and Exchange Commission ("SEC") on June 2, 2011.  The sole purpose of this amendment is to update information provided under Item 5.07 on the Form 8-K filed by the Company on June 2, 2011 to disclose the Company’s decision related to how often the Company will conduct a stockholder advisory vote on the compensation of its named executive officers.  No other changes have been made to the Form 8-K filed by the Company on June 2, 2011.

As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers, the majority of votes cast approved the proposal that stockholders vote on an advisory basis every year to approve executive compensation.  SEC regulations state that the Company must hold these advisory votes on frequency at least once every six years.

In light of the voting results, the Company’s Board of Directors, at a meeting on September 26, 2011, decided that the Company will include a stockholder advisory vote on the compensation of the Company’s named executive officers in its future proxy materials on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: September 27, 2011	By:	/s/ Sheldon I. Cammaker
Name: Sheldon I. Cammaker Title: Executive Vice President and General Counsel